UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020 (November 30, 2020)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, the board of directors (the "Board") of Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company"),  appointed Mr. Javed Hamid and Mr. Monde Nkosi to the Board as independent, non-executive directors, effective December 1, 2020, for a term that will expire at the Company's next annual meeting of shareholders. There are no family relationships between Mr. Hamid or Mr. Nkosi and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and either of Mr. Hamid and Mr. Nkosi that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As previously disclosed, pursuant to the policy agreement, dated April 11, 2016 (the "Policy Agreement"), by and among International Finance Corporation, IFC African, Latin American and Caribbean Fund, LP, IFC Financial Institutions Growth Fund, LP, and Africa Capitalization Fund, Ltd. (collectively, the "IFC") and the Company, the IFC has the right to nominate one director to the Company's board of directors so long as the IFC in aggregate beneficially own shares representing at least 5% of the Company's common stock. The IFC has advised the Company that it regards Mr. Hamid as the independent director nominated by the IFC under the terms of the Policy Agreement.

Mr. Hamid and Mr. Nkosi will each be entitled to compensation on the same basis as the other non-executive directors of the Company.

In connection with Mr. Hamid and Mr. Nkosi's appointments to the Board, the Company has entered into (i) an independent director agreement, providing for, among other things, the terms of each director's service, compensation and liability, and (ii) an indemnification agreement, providing each director with customary indemnification, the terms of which are identical in all material respects to the agreements that the Company previously entered into with its directors, and were filed with the SEC as Exhibit 10.5 to the Company's Annual Report on Form 10-K, dated as of August 24, 2017, and Exhibit 10.32. to the Company's Annual Report on Form 10-K, dated as of August 25, 2016, respectively.

Item 7.01. Regulation FD Disclosure.

On December 1, 2020, the Company issued a press release announcing the appointment of the new directors as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 1, 2020, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: December 4, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer